Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

New York, NY, May 6, 2013—Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended March 31, 2013.

First Quarter Highlights:

•

Reported Operating Earnings (a non-GAAP financial measure as defined below) of $19.1 million, or $0.74 per common share, for the quarter ended March 31, 2013; Reported net income allocable to common stockholders of $1.8 million, or $0.07 per common share, for the quarter ended March 31, 2013;

•

$4.9 billion residential mortgage-backed securities (“RMBS”) portfolio at March 31, 2013 consisted of Agency RMBS with an estimated fair value of $4.3 billion and non-Agency RMBS with an estimated fair value of $595.8 million;

•	RMBS and securitized mortgage loan portfolio had a 2.8% blended net interest spread and an 17.8% levered asset yield(1) at March 31, 2013;

•	Completed the Company’s first purchase and securitization of a residential whole loan pool;

•

Completed an underwritten public offering of 7,820,000 shares of common stock, including the exercise of the underwriter’s option to purchase additional shares, at a price of $22.00 per share, raising net proceeds of $171.5 million;

•	Declared a $0.70 per common share quarterly dividend;

•	Realized net gains of $15.8 million, or $0.61 per common share, from the sale of $589.5 million of RMBS; and

•	Book value per common share at March 31, 2013 was $21.72.

(1)	Levered asset yield is calculated as net interest spread multiplied by the leverage (debt/equity) multiple, plus the weighted average unlevered yield on the asset.

“AMTG had another solid quarter of financial and operating results, against a backdrop of volatility in the mortgage market,” said Michael Commaroto, Chief Executive Officer of AMTG. “The Company’s non-Agency RMBS portfolio continued to perform well, bolstered by the positive trends experienced in the housing market. As we optimized our portfolio throughout the quarter, we sold $589.5 million of Agency and non-Agency RMBS and generated net gains of $15.8 million, or $0.61 per common share. In addition, capitalizing on the Company’s experience in the credit market, AMTG broadened its investment portfolio during the quarter through the completion of the Company’s first purchase and securitization of a residential whole loan pool.”

First Quarter 2013 Operating Results

The Company reported Operating Earnings of $19.1 million, or $0.74 per common share, for the three months ended March 31, 2013, as compared to Operating Earnings of $8.0 million, or $0.78 per common share, for the three months ended March 31, 2012. Net income allocable to common stockholders for the three months ended March 31, 2013 was $1.8 million or $0.07 per common share, as compared to net income allocable to common stockholders of $20.0 million or $1.95 per common share for the three months ended March 31, 2012.

The difference between Operating Earnings and net income allocable to common stockholders primarily reflects that Operating Earnings excludes the following: (i) net unrealized gains and losses on RMBS; (ii) net changes in the fair value of interest rate swaps (“Swaps”) and interest rate swaptions (“Swaptions”) and net realized losses on the termination of Swaps; and (iii) net realized gains from sales of RMBS. A reconciliation of Operating Earnings to net income allocable to common stockholders is set forth in Table 5 of this press release.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s portfolio as of March 31, 2013:

	Principal Balance	Unamortized Premium (Discount), Net(1)	Amortized Cost (2) (3)	Estimated Fair Value (2)	Unrealized Gain/ (Loss)	Net Weighted Average Coupon	Weighted Average Yield (4)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
Coupon Rate:
3.5%	$1,757,588	$111,498	$1,869,086	$1,863,750	$(5,336)	3.50%	2.57%
4.0%	1,841,597	154,411	1,996,008	2,002,782	6,774	4.00%	2.69%
4.5% and 5.0%	240,651	15,000	255,651	266,438	10,787	4.54%	3.22%

	3,839,836	280,909	4,120,745	4,132,970	12,225	3.80%	2.67%

15-20 Year Mortgages
Coupon Rate:
3.0%	22,236	980	23,216	23,588	372	3.00%	2.05%
3.5%	72,565	4,350	76,915	77,475	560	3.50%	2.30%

	94,801	5,330	100,131	101,063	932	3.38%	2.24%

Agency IOs and Agency IIOs (5)	—	—	65,377	65,531	154	5.88%	13.20%

Total Agency	3,934,637	286,239	4,286,253	4,299,564	13,311	3.98%	2.82%

Non-Agency RMBS	768,776	(239,997)	528,779	595,838	67,059	1.21%	7.73%

Total	$4,703,413	$46,242	$4,815,032	$4,895,402	$80,370	3.56%	3.36%

(1)

A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At March 31, 2013, our non-Agency RMBS had gross discounts of $239,997 which included credit discounts of $97,304 and other-than-temporary impairments (“OTTI”) of $3,824.

(2)	Includes unsettled purchases with an aggregate cost of $5,830 at March 31, 2013 and an estimated fair value of $5,830.
(3)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $2,937 for the three months ended March 31, 2013.
(4)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(5)

Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities.

As of March 31, 2013, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 107.3% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 68.8% of par value.

The Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) over the quarter ended March 31, 2013 of 6.8%. Including Agency Interest-Only (“Agency IOs”) and Agency Inverse Interest-Only (“Agency IIOs”) securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 7.0% over the quarter ended March 31, 2013.

Whole Loan Pool Purchase and Securitization

In February, the Company completed its first securitization transaction contemporaneously with the purchase of a pool of 755 residential mortgage loans with an approximate aggregate unpaid principal balance of $155 million.

The securitization was completed through a wholly-owned subsidiary of the Company and approximately $50.4 million of debt was privately placed, with the Company retaining the remaining interests in the securitization.

Portfolio Financing

At March 31, 2013, the Company had master repurchase agreements with 23 counterparties and had outstanding borrowings with 18 counterparties totaling $4.3 billion.

(Table 2)

The following table sets forth the Company’s borrowings at March 31, 2013:

RMBS Pledged	Repurchase Agreement Borrowing	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)
($ amounts in thousands)
Agency RMBS	$3,896,493	0.43%	31
Non-Agency RMBS	419,645	2.10%	72
Repo – Securitization(1)	27,203	2.03%	71

Total	$4,343,341	0.60%	35

(1)

Repo-Securitization reflects the balance of repurchase agreement borrowings that is collateralized by a non-Agency RMBS issued in connection with the securitization transaction that the Company retained. While the RMBS retained in connection with the securitization transaction do not appear on the Company’s balance sheet, as they are eliminated in consolidation with the securitization trust, the Company legally owns such securities and therefore is legally permitted to pledge such securities as collateral.

(Table 3)

The Company’s derivative instruments consisted of the following at March 31, 2013:

	Notional Amount	Estimated Fair Value
($ amounts in thousands)
Swaps, assets – interest rate derivatives	$150,000	$1,363
Swaption, assets – interest rate derivatives	225,000	1,641
Swaps, liabilities – interest rate derivatives	2,057,000	(25,467)

Total derivative instruments	$2,432,000	$(22,463)

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at March 31, 2013:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 3 years and less than 5 years	$1,434,000	1.06%	4.3
Greater than 5 years	773,000	2.00	9.7

Total	$2,207,000	1.39%	6.2

Book Value

The Company’s book value per common share at March 31, 2013 was $21.72.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Tuesday, May 7, 2013 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2013 earnings teleconference call should dial from the U.S., (877) 706-7548, or from outside the U.S., (706) 902-2150, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. teleconference call (number 32723226). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Tuesday,

May 7, 2013, and ending at midnight on Tuesday, May 14, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 32723226.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. (NYSE:AMTG) is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $114.3 billion of assets under management at March 31, 2013.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash	$170,887	$149,576
Restricted cash	97,844	93,641
RMBS, at fair value ($4,634,187 and $3,940,913 pledged as collateral, respectively)	4,895,402	4,231,291
Securitized mortgage loans (transferred to a consolidated variable interest entity), at fair value	114,881	—
Investment related receivable	32,013	—
Interest receivable	14,728	11,341
Deferred financing costs, net	878	346
Interest rate derivative instruments, at fair value	3,004	750
Other assets	916	976

Total Assets	$5,330,553	$4,487,921

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$4,343,341	$3,654,436
Non-recourse securitized debt, at fair value	49,852	—
Investment related payable	5,830	50,032
Accrued interest payable	6,048	6,774
Interest rate derivative instruments, at fair value	25,467	23,184
Accounts payable and accrued expenses	2,011	1,742
Payable to related party	3,775	4,295
Dividends payable	26,145	30,675

Total Liabilities	$4,462,469	$3,771,138

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,027,535 and 24,205,972 shares issued and outstanding, respectively	320	242
Additional paid-in-capital	791,266	619,399
Retained earnings	76,429	97,073

Total Stockholders’ Equity	$868,084	$716,783

Total Liabilities and Stockholders’ Equity	$5,330,553	$4,487,921

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended March 31, 2013	Three months ended March 31, 2012
Interest income – RMBS	$36,914	$12,363
Interest income – securitized mortgage loans	1,333	—

Interest Income	38,247	12,363

Interest expense – repurchase agreements	(5,907)	(1,361)
Interest expense – securitized debt	(310)	—

Interest Expense	(6,217)	(1,361)

Net Interest Income	$32,030	11,002

Other Income/(Loss):
Realized gain on sale of RMBS, net	$15,795	6,769
Unrealized gain/(loss) on RMBS, net	(33,048)	5,950
Unrealized gain on securitized mortgage loans	2,848	—
Unrealized (loss) on securitized debt	(872)	—
(Loss) on interest rate derivative instruments (includes $1,659 and $569 of unrealized losses, respectively)	(5,798)	(1,318)
Interest income on cash balances	25	2

Other Income/(Loss), net	$(21,050)	$11,403

Operating Expenses:
General and administrative expenses (includes $399 and $78 of non-cash stock based compensation, respectively)	$(2,851)	$(1,488)
Management fee – related party	(2,789)	(797)

Total Operating Expenses	$(5,640)	$(2,285)

Net Income	$5,340	$20,120

Preferred Stock Dividends Declared	(3,450)	—

Net Income Available to Common Stock and Participating Securities	$1,890	$20,120

Earnings per Common Share – Basic and Diluted	$0.07	$1.95

Dividend Declared per Share of Common Stock	$0.70	$0.75

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to the Company’s Operating Earnings and Operating Earnings per common share for the three months ended March 31, 2013, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company’s management believes the non-GAAP financial measures presented in this press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating Earnings and Operating Earnings per common share presented exclude, as applicable: (i) realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating Earnings represents net income allocable to common stockholders, as adjusted.

The Company believes that the non-GAAP measures it presents provide investors with a useful measure to assess the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results. A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three months ended March 31, 2013, are as follows:

(Table 5)

The following table reconciles net income allocable to common stockholders with Operating Earnings for the three months ended March 31, 2013 and March 31, 2012, respectively (dollar amounts in thousands except share and per share data):

	Three months ended March 31, 2013		Three months ended March 31, 2012
		Earnings Per Share(1)		Earnings Per Share(1)
Net income allocable to common stockholders	$1,756	$0.07	$20,034	$1.95
Adjustments:
Non-cash stock-based compensation expense	399	0.01	78	0.01
Unrealized (gain)/loss on RMBS, net	33,048	1.29	(5,950)	(0.58)
Unrealized loss on derivatives, net	1,659	0.06	569	0.06
Unrealized gain on securitized mortgage loans	(2,848)	(0.11)	—	—
Unrealized loss on securitized debt	872	0.03	—	—
Realized gain on sale of RMBS, net	(15,795)	(0.61)	(6,769)	(0.66)

Total adjustments to arrive at operating earnings:	17,335	0.67	(12,072)	(1.17)

Operating earnings	$19,091	$0.74	$7,962	$0.78

Basic and diluted weighted average common shares outstanding:	25,686,304		10,273,125

(1)	Reflects basic and diluted earnings per share for each component presented.